SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 15, 2007

Source Direct Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State of Other Jurisdiction of Incorporation)

333-69414	98-0191489
(Commission File Number)	(IRS Employer Identification No.)

4323 Commerce Circle, Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-529-4114
(Registrant’s Telephone Number, Including Area Code)

2345 N. Woodruff, Idaho Falls, ID 83401
(Former Name or Former Address, if Changed Since Last Report)

Item 4.02.

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or

Completed Interim Review

In May 2007, Source Direct Holdings, Inc. (the “Company”), received notice from the SEC that the Commission’s Staff had reviewed certain of the Company’s periodic filings and had several comments relating to the financial statements and notes included in the Company’s annual report for the year ended June 30, 2006.

In connection with preparing its response to the Staff’s comment letter, on June 15, 2007, the Company’s Board of Directors concluded that the consolidated financial statements included in the Company’s quarterly reports on Form 10-QSB for the quarters ended September 30, 2006, December 31, 2006, and March 31, 2007, should no longer be relied upon due to errors contained therein.  After consultation with the Company’s management and the Company’s independent registered public accounting firm, Mantyla McReynolds (“Mantyla”), the Board of Directors determined that restatements of the consolidated financial statements for the affected periods were required. These restatements relate to the deferred gain on the sale of the Company’s headquarters and manufacturing building which took place in August 2006.

As a result of these errors, our condensed consolidated statements of operations for the quarters ended March 31, 2006, and September 30, 2006, have been corrected in subsequent filings by the Company.  The information relating to the deferred gain on the sale of the building in the Company’s quarterly report for the period ending September 30, 2006, was corrected in the quarterly report for the period ending September 30, 2007.  Additionally, the information relating to the deferred gain on the sale of the building in the Company’s quarterly report for the period ending March 31, 2006, was corrected in an amended quarterly report on Form 10-QSB/A for the period ending March 31, 2007, filed June 21, 2007.  Similarly, the information relating to the deferred gain on the sale of the building in the Company’s quarterly report for the period ending December 31, 2006, will be corrected in the quarterly report for the period ending December 30, 2007, which is due on February 14, 2008.

During the three quarterly filing periods (September 30, 2006, December 31, 2006, and March 31, 2007) that the net gain was realized from the sale of the building, the gain was recognized as a reduction to the Company’s rent expense. The remaining balance will be deferred and recognized in the future periods as per the guidance found  in SFAS 13.

The Company’s chief executive officer and chief financial officer, under authority granted to them by the board of directors, discussed all of the foregoing and reviewed it with HJ & Associates, LLC, our independent registered public accounting firm.  (As disclosed by the Company in a Current Report filed June 28, 2007, Mantyla resigned as our independent public accounting firm as of June 18, 2007.  On June 27, 2008, the Company engaged HJ& Associates, LLC, as its new independent public accounting firm.)

In connection with responding to the Staff’s comments in the review, and in light of the corrections required to the accounting treatment of the deferred gain on the sale of the building, the Company’s Chief Executive Officer and Chief Financial Officer determined that the Company’s controls and procedures were not effective as of the dates of the reviews conducted in connection with the periods ending September 30, 2006, December 31, 2006, and March 31, 2007, although at the time, the Company’s executive officers believed that such controls and procedures were effective.  Management of the Company has taken and intends to take steps to improve the effectiveness of its disclosure controls and procedures, including working with outside contract accountants in connection with reviewing the financial information and preparing financial statements of the Company; continuing to improve our working relationship with HJ & Associates; and implementation of better systems, methods, and software for tracking and recording the Company’s transactions. With these changes in the Company’s controls and procedures, management believes that past material deficiencies can be cured and will not be repeated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Source Direct Holdings, Inc.

Date: February 6, 2008

By:  /s/ Deren Smith

Deren Smith, President

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